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                                                                    Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


   ACETO UPDATES INFORMATION REGARDING ITS INITIATIVE TO PROVIDE VACCINES FOR
                               COMPANION ANIMALS

LAKE SUCCESS, NY - September 27, 2006 - Aceto Corporation (NASDAQ:ACET), a global leader in the sourcing, distribution and marketing of chemically-derived pharmaceuticals, biopharmaceuticals, specialty chemicals and agrochemicals, today updated previously announced information regarding its companion animal vaccines initiative.

Leonard S. Schwartz, Chairman, CEO, and President of Aceto, stated, "On September 8, 2006, we announced our fiscal 2006 results and discussed the status of our initiative to provide vaccines for companion animals. We stated that we expected USDA approval by the end of calendar 2006. On our corresponding conference call, in response to a question and based on misinformation we received from our European supplier, we mentioned that final animal testing had begun, with the animals being inoculated on September 2nd and 3rd. We also said we expected to file the results of testing with the USDA around October 10th - 15th."

"Subsequent to the conference call, it has come to our attention that the animals had not yet been inoculated, but rather were in the process of being acclimated, the final step in the process before the inoculations. It has also come to our attention that the animal testing has to be run consecutively rather than concurrently, and therefore the results of the final testing will not be made available to the USDA until at least February 2007."

Mr. Schwartz added, "We are doing everything we can to expedite the USDA approval process. We remain ready to implement our marketing program and immediately enter the market with Aceto branded product, subject to receiving USDA approval."


ABOUT ACETO

Aceto Corporation, incorporated in 1947, is a global leader in the sourcing, distribution and marketing of chemically-derived pharmaceuticals, biopharmaceuticals, specialty chemicals and agrochemicals. With a presence in ten countries, we distribute over 1,000 chemicals used principally as raw materials in the pharmaceutical, agricultural, color, surface coating/ink and general chemical consuming industries.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections of management. Aceto intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking


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statements. The forward-looking statements contained in this press release include, but are not limited to, statements regarding approval of applications for, and entering the market for veterinary vaccines. All forward-looking statements in this press release are made as of the date of this press release, and Aceto assumes no obligation to update these forward-looking statements whether as a result of new information, future events or otherwise, other than as required by law. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. These uncertainties include, but are not limited to, competitive product offerings and pricing actions, the availability and pricing of key raw materials, dependence on key members of management, economic and political conditions in the United States and abroad, as well as other risks detailed in the Company's SEC reports, including the Company's Form 10-K and other filings. Copies of these filings are available at WWW.SEC.GOV.

CONTACT:

Theodore Ayvas,
Director Corporate Communications & Investor Relations
Aceto Corportation
(516) 627-6000
WWW.ACETO.COM